Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

DUKE Robotics Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.0001 par value per share	(1)	457(o)		$		$1,150,000.00	0.0001381	$158.81
Fees to be Paid	Other	Warrants to purchase shares of common stock	(2)	Other					0.0001381	0.00
Fees to be Paid	Equity	Common stock issuable upon exercise of warrants	(3)	457(o)				1,150,000.00	0.0001381	158.81
Fees to be Paid	Other	Representative's warrants to purchase shares of common stock	(4)	Other					0.0001381	0.00
Fees to be Paid	Equity	Common stock issuable upon exercise of Representative's warrants	(5)	457(o)				920,000.00	0.0001381	127.05
Fees to be Paid	Equity	Common stock, $0.0001 par value per share, of the Selling Shareholders	(6)	457(a)	170,954		10.88	1,859,979.52	0.0001381	256.86
Fees Previously Paid	Equity	Common stock, $0.0001 par value per share		457(o)				8,050,000.00		1,111.71
Fees Previously Paid	Other	Warrants to purchase shares of common stock		457(o)				0.00		0.00
Fees Previously Paid	Equity	Common stock issuable upon exercise of warrants		457(o)				8,050,000.00		1,111.71
Fees Previously Paid	Equity	Common stock, $0.0001 par value per share, of the Selling Shareholders		457(a)	375,190		$7.66	$2,873,955.40		$396.90

Total Offering Amounts:								$24,053,934.92		3,321.85
Total Fees Previously Paid:										2,620.32
Total Fee Offsets:										0.00
Net Fee Due:										$701.53

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Offering Note(s)

(1)	This registration statement also includes an indeterminate number of shares of common stock that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

In accordance with Rule 457(g) under the Securities Act, because the shares of common stock of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(2)	This registration statement also includes an indeterminate number of shares of common stock that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

In accordance with Rule 457(g) under the Securities Act, because the shares of common stock of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(3)	This registration statement also includes an indeterminate number of shares of common stock that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

In accordance with Rule 457(g) under the Securities Act, because the shares of common stock of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	This registration statement also includes an indeterminate number of shares of common stock that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

In accordance with Rule 457(g) under the Securities Act, because the shares of common stock of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	This registration statement also includes an indeterminate number of shares of common stock that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

In accordance with Rule 457(g) under the Securities Act, because the shares of common stock of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is equal to 125% of $736,000 (which is equal to 8% of $9,200,000).

(6)	This registration statement also includes an indeterminate number of shares of common stock that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

In accordance with Rule 457(g) under the Securities Act, because the shares of common stock of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the Registrant's Common Stock as reported on the OTCQB tier operated by the OTC Markets Group Inc. on April 21, 2026, which date is a date within five business days of the filing of this registration statement.